UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2012

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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM  1.01 Entry in to a Material Definitive Agreement.

Seven Arts Entertainment Inc. (the "Company”) entered into a Securities Purchase Agreement (“SPA”) and a series of related agreements, each dated June 27, 2012 with JMJ Financial (“JMJ”), with the following material terms:

1. Loan to the Company of $500,000 at 10% one-time interest charge due October 27, 2012.

2. If unpaid at maturity, the loan is convertible into common stock at the election of JMJ  at the lesser of $0.04 or 80% of the average of the three lowest trade prices in the 20 trading days previous to the conversion, subject to certain penalties, anti-dilution adjustments and reset provisions..

3. Warrants to purchase up to 8,333,333 shares of common stock at $.03 per share, exercisable within four years of June 27, 2012.

4. Issuance to JMJ  of 5,000,000 shares of common stock as an origination fee.

5. Full recourse personal guaranty by CEO Peter Hoffman with a pledge of 25,000,000 shares of common stock issued to Mr. Hoffman.

6. JMJ  shall not own or control 20% or more of the Company’s common stock at any time, except by levy of the pledged common stock and only after stockholder ratification of the Securities Purchase Agreement and related transactions. Failure of the Company to permit its stockholders to vote on such ratification by September 21, 2012 (whether or not the stockholders so ratify) is an event of default under the SPA.

The transaction has been included in the Company’s Preliminary 14A for a Special Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

August 17, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer